     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  JULY 21, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------
                                  ODWALLA, INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

          CALIFORNIA                                     77-0096788
  (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                 Identification No.)

                               120 STONE PINE ROAD
                         HALF MOON BAY, CALIFORNIA 94019
                    (Address of Principal Executive Offices)

                       ODWALLA, INC. AMENDED AND RESTATED
                      1997 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full Title of the Plan)
                 ----------------------------------------------
                            D. STEPHEN C, WILLIAMSON
                             CHIEF EXECUTIVE OFFICER
                                  ODWALLA, INC.
                               120 STONE PINE ROAD
                         HALF MOON BAY, CALIFORNIA 94019
                     (Name and Address of Agent for Service)

                                 (650) 726-1888
          (Telephone Number, Including Area Code, of Agent For Service)




                 ----------------------------------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                               Proposed
                                                                Maximum            Proposed
                            Amount           Maximum           Aggregate           Amount of
Title of Securities         to be         Offering Price        Offering          Registration
to be Registered          Registered       Per Share(1)         Price(1)            Fee (2)
-------------------------------------------------------------------------------------------------
Options to Purchase        500,000             $7.00           $3,500,000           $925.00
Common Stock, no par
value per share

=================================================================================================

(1) Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 18, 2000.

(2) Estimated in accordance with paragraphs (c) and (h) of Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
================================================================================

       This Registration Statement is being filed to increase the number of shares issuable under the Registrant's 1997 Stock Option/Stock Issuance Plan, as amended (the "Plan"). The contents of the Registration Statement on Form S-8 filed with the SEC on August 21, 1997 related to the Plan are incorporated herein by reference.

                                     PART II


ITEM 8. EXHIBITS.

        4.1 Amended and Restated Articles of Incorporation, incorporated by reference to Registrant's Report on Form 10-KSB for the fiscal year ended August 31, 1994, as filed with the SEC.

        4.2 Amendment to Certificate of Determination.

        4.3 Amended and Restated Bylaws, Filed as Exhibit 2.1 to the Company's Current Report dated May 2, 2000 on Form 8-K (File No. 000-23036) and incorporated herein by reference.

        5.1 Opinion of MORRISON & FOERSTER LLP.

       23.1 Consent of PricewaterhouseCoopers LLP.

       23.2 Consent of MORRISON & FOERSTER LLP (contained in Exhibit 5.1).

       24.1 Power of Attorney (See signature page of this Registration
Statement).

       99.1 Registrant's Amended and Restated 1997 Stock Option/Stock Issuance Plan.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Half Moon Bay, State of California, on July 21, 2000.

                                   ODWALLA, INC.

                                        By: /s/ D. Stephen C. Williamson
                                           -------------------------------------
                                           D. Stephen C. Williamson
                                           Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, D. Stephen C. Williamson and James R. Steichen, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                                 TITLE                            DATE
            ---------                                 -----                            ----
/s/ D. Stephen C. Williamson                 Chief Executive Officer               July 21, 2000
------------------------------------         (Principal Executive
D. Stephen C. Williamson                     Officer)



/s/ Andrew B. Balson                         Director                              July 21, 2000
------------------------------------
 Andrew B. Balson



/s/ Richard L. Grubman                       Director                              July 21, 2000
------------------------------------
 Richard L. Grubman



/s/ Ellis B. Jones                           Director                              July 21, 2000
------------------------------------
 Ellis B. Jones


/s/ Mark E. Nunnelly                         Director                              July 21, 2000
------------------------------------
 Mark E. Nunnelly


/s/ Craig H. Sakin                           Director                              July 21, 2000
------------------------------------
 Craig H. Sakin